UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2020

NEW JERSEY RESOURCES CORPORATION
(Exact Name of registrant as specified in its charter)

New Jersey	001-08359	22-2376465
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

1415 Wyckoff Road
Wall, New Jersey	07719
(Address of Principal Executive Offices)	(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 par value	NJR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2020, New Jersey Natural Gas Company (“NJNG”), a wholly-owned subsidiary of New Jersey Resources Corporation (“NJR”), issued and sold $50 million of NJNG’s 3.13% Senior Notes, Series 2020A, due June 30, 2050 (the “Series A Notes”) to certain institutional investors in the private placement market pursuant to a previously-announced Note Purchase Agreement, dated May 14, 2020 (the “Note Purchase Agreement”). The Series A Notes are secured by an equal principal amount of NJNG’s First Mortgage Bonds (the “First Mortgage Bonds”) issued under the Amended and Restated Indenture of Mortgage, Deed of Trust and Security dated September 1, 2014 between NJNG and U.S. Bank National Association, in its capacity as Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of April 1, 2015, the Second Supplemental Indenture dated as of June 1, 2016, the Third Supplemental Indenture dated as of May 1, 2018, the Fourth Supplemental Indenture dated as of April 1, 2019, the Fifth Supplemental Indenture dated as of July 1, 2019, the Sixth Supplemental Indenture dated as of August 1, 2019 and the Seventh Supplemental Indenture dated as of June 1, 2020. Accordingly, the Series A Notes are secured ratably with NJNG’s First Mortgage Bonds in the collateral pledged to secure such bonds. The proceeds of the Series A Notes will be used for general corporate purposes.

Interest will accrue on the Series A Notes at 3.13% per annum and will be payable on June 30 and December 30 of each year, beginning on December 30, 2020, and on the maturity date of June 30, 2050. NJNG may prepay at any time all, or from time to time any part of, the Series A Notes, in an amount not less than $1,000,000 in aggregate principal amount of the Series A Notes then outstanding in the case of a partial prepayment, at 100% of the aggregate principal amount so prepaid together with interest accrued thereon to the date of such prepayment and the make-whole amount (as such term is defined in the Note Purchase Agreement) determined for the prepayment date with respect to such principal amount. The Series A Notes will also be subject to required prepayments upon the occurrence of certain events. The Series A Notes will not be registered under the Securities Act of 1933, as amended, or under the securities laws of any jurisdiction. The Series A Notes will be subject to certain restrictions on transfer and may only be sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

NJR will not be obligated directly or contingently with respect to the Series A Notes or the First Mortgage Bonds.

A description of the Note Purchase Agreement can be found in NJNG’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 18, 2020, which is incorporated herein by reference. The foregoing description of the Seventh Supplemental Indenture is qualified in its entirety by reference to the Seventh Supplemental Indenture attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description
4.1	Seventh Supplemental Indenture, dated as of June 1, 2020, by and between New Jersey Natural Gas Company and U.S. Bank National Association

104	Cover page in Inline XBRL format

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: July 2, 2020	By:	/s/ Patrick J. Migliaccio
Patrick J. Migliaccio
Senior Vice President and Chief Financial
Officer